UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2006

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant hereby amends its Current Report on Form 8-K filed on February 7, 2006 to include disclosure concerning the adoption of the AGL Resources Inc. Annual Incentive Plan - 2006 and restricted stock unit and performance cash unit awards to the named executive officers. This report also includes disclosure concerning change in control agreements with the named executive officers.

Item 1.01 Entry into a Material Definitive Agreement.

Annual Incentive Plan

On February 17, 2006, at the direction of the Compensation and Management Development Committee of the Board of Directors (the “C&MD Committee”) of AGL Resources Inc. (the “Company”), management’s Policy Committee adopted the AGL Resources Inc. Annual Incentive Plan - 2006 (the “AIP”).

In determining the named executive officers’ actual incentive awards, the plan gives weight to corporate performance and individual performance. Corporate performance is measured against the corporate earnings per share performance goal approved by the C&MD Committee and individual performance goals are linked directly to the Company’s goals and objectives. A copy of the AIP is attached to this report as Exhibit 10.1.

Long-Term Incentive Grants

On February 17, 2006, the C&MD Committee approved restricted stock unit and performance cash unit awards to certain of its executive officers, other officers and key employees, including the following named executive officers:

RESTRICTED STOCK UNITS

Name	Performance Measurement Period	Number of Restricted Stock Units Awarded

Kevin P. Madden	1 year	6,900

R. Eric Martinez	1 year	5,400

Paul R. Shlanta	1 year	2,900

Andrew W. Evans	1 year	5,400

The awards were made pursuant to the Company’s Amended and Restated Long-Term Incentive Plan (1999) (the “Plan”), which was filed with the Securities and Exchange Commission with the Company’s quarterly Report on Form 10-Q for the quarter ended March 31, 2002. A form of restricted stock unit agreement and performance cash unit agreement are filed with this report as Exhibits 10.2 and 10.3, respectively.

If the performance measure for the restricted stock units, which is a basic earnings per share goal set forth in the restricted stock unit agreement, is met or exceeded, the restricted stock units will be converted to an equal number of shares of Company common stock and vest in accordance with the schedule set forth in the restricted stock unit agreement. If the performance measure set forth in the agreement is not attained, the restricted stock units will be forfeited. Upon a change in control of the Company, (i) the restricted stock units will convert to an equal number of shares of Company common stock and become 100% vested and nonforfeitable and (ii) any outstanding unvested shares of restricted stock will become 100% vested and nonforfeitable. Unless the C&MD Committee, which administers the Plan, decides otherwise, if the recipient’s employment is terminated for any reason, all restricted stock units or shares of restricted stock will be forfeited and returned to the Company.

PERFORMANCE CASH UNITS

Name	Performance Measurement Period	Performance Multiple

Kevin P. Madden	3 years	5.6x

R. Eric Martinez	3 years	5.6x

Paul R. Shlanta	3 years	3.0x

Andrew W. Evans	3 years	5.6x

The performance cash units are payable in cash based upon the attainment of the performance measure set forth in the award agreement, which relates to the Company’s average annual growth in basic earnings per share plus the average dividend yield (the “Performance Measure”). As set forth in the award agreements, the formula used to calculate award payments is: base salary, multiplied by the Performance Measure, multiplied by the applicable performance multiple reflected in the table above. The award agreements also set forth a minimum Performance Measure percentage below which no award payments will be made and a maximum Performance Measure percentage at which award payments will be capped. Upon a change in control of the Company, performance cash units will become vested and nonforfeitable at the target payout level, as prorated on a daily basis based on the completed portion of the performance measurement period as of the date of the change in control. Unless the C&MD Committee, which administers the Plan, decides otherwise, if the recipient’s employment is terminated for any reason, all performance cash units will be forfeited.

Change in Control Agreements

Change in Control Agreement with Mr. Martinez. Mr. Martinez entered into a change in control agreement with AGL Resources on February 24, 2006 with an effective date of January 1, 2006, pursuant to which he will be entitled to receive, upon a “qualifying termination” (as described below) following a change in control event set forth in the agreement, a severance benefit equal to three times the sum of his base salary plus the highest annual incentive compensation during the three years prior to the year of the qualifying termination; at the time of the qualifying termination, a prorated annual incentive compensation payment for the year of the qualifying termination, based on the number of days Mr. Martinez was employed by the Company during that year; a three-year continuation of medical, dental and life insurance benefits; vesting of all long-term incentive compensation; payment of any forgone employer contributions under the Company’s Retirement Savings Plus Plan and Non-qualified Savings Plan; an additional payment based upon participation in the Company’s Retirement Plan and Excess Benefit Plan; and outplacement assistance. A qualifying termination will occur if on or before the second anniversary of the date of the consummation of the change in control, Mr. Martinez’s employment is involuntarily terminated without “cause” or voluntarily terminated for “good reason” (as defined in the agreement). Mr. Martinez may also receive reimbursement of legal fees in connection with the enforcement of his rights under the agreement. In addition, he may receive a payment to offset potential excise taxes, if payments under the agreement are deemed “excess parachute payments” and such excess payments are at least 10% greater than the maximum amount allowed, without imposition of the excise tax, under the Internal Revenue Code of 1986, as amended. The term of Mr. Martinez’s agreement ends on November 30, 2007.

Existing Change in Control Agreements with Named Executive Officers. On February 24, 2006, the Company gave notice of non-renewal to the named executive officers with existing change in control agreements that the existing agreements will not be extended beyond the last date of their now current term, which ends on November 30, 2007. Each of the existing agreements was amended to clarify that following a change in control, the executive can terminate his or her employment for “good reason” (as defined in the agreement) if, among other things, there is an adverse change in the executive’s base salary or annual incentive opportunity. The agreements previously were unclear as to whether “incentive opportunity” included both annual and long-term incentive opportunities. Additionally, Mr. Evans’ agreement was further amended to reflect an ending date of November 30, 2007, to be coterminous with the other existing change in control agreements. Finally, in light of recent changes to his responsibilities, Mr. Madden’s agreement was further amended to delete, from the definition of “good reason,” the trigger caused by certain changes in his organization’s reporting structure.

Copies of Mr. Martinez’s change in control agreement and each of the named executive officers’ notices regarding non-renewal of and amendment to their change in control agreements are attached as separate exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1	AGL Resources Inc. Annual Incentive Plan - 2006

10.2	Form of Restricted Stock Unit Agreement

10.3	Form of Performance Cash Unit Agreement

10.4	Continuity Agreement, dated February 24, 2006, by and between AGL Resources Inc., on behalf of itself and AGL Services Company (its wholly owned subsidiary) and R. Eric Martinez.

10.5
Notice Regarding and Amendment, dated February 24, 2006, to Continuity Agreement, dated September 30, 2005, by and between AGL Resources Inc., on behalf of itself and AGL Services Company (its wholly owned subsidiary) and Andrew W. Evans.

10.6
Notice Regarding and Amendment, dated February 24, 2006, to Continuity Agreement, dated December 1, 2003, by and between AGL Resources Inc., on behalf of itself and AGL Services Company (its wholly owned subsidiary) and Kevin P. Madden.

10.7
Notice Regarding and Amendment, dated February 24, 2006, to Continuity Agreement, dated December 1, 2003, by and between AGL Resources Inc., on behalf of itself and AGL Services Company (its wholly owned subsidiary) and Paul R. Shlanta.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: February 24, 2006	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer